UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2013

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53376	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 Ash Street, Suite 1, Vancouver, British Columbia		V6P 6T3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(855) 324-1110

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On August 26, 2013 our Company entered into debt settlement subscription agreements pursuant to which we settled demand notes $853,634 and $8,800 previously payable to our president and a family member,  respectively.  Pursuant to the agreements, we issued 1,707,268 common shares to the debt holders, in full settlement of all debt and accrued interest payable to them by our Company.  The debt conversion price was $0.50 per share.

Concurrently with the above described issuances, we closed a private placement pursuant to which we issued 1,000,000 common shares to two investors at the price of $0.50 per share, raising aggregate proceeds of $500,000.

In respect of the above described transactions, we issued an aggregate of 2,724,868 common shares to four (4) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933 (“Regulation S”), in offshore transactions relying on Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

/s/ Hassan Salari
Hassan Salari
President and Director

Date: August 26, 2013